Exhibit 1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into Main Street and Main Incorporated's previously filed Registration Statement on Form S-8 (File Number 333-55100).


                                        /s/ Arthur Andersen LLP

Phoenix, Arizona
June 15, 2001